Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-22581 (as amended), 33-36303 and 33-63554) pertaining to the USG Corporation Investment Plan (the Plan) of USG Corporation, of our report dated June 28, 2010, with respect to the financial statements and supplemental schedule of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Mitchell & Titus, LLP
Chicago, Illinois
June 28, 2010